SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Cal-Maine Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAL-MAINE FOODS, INC.

NOTICE OF ANNUAL MEETING

October 3, 2002

TO THE SHAREHOLDERS:

     The Annual Meeting of the shareholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, at 2:00 p.m. (Local Time), on Thursday, October 3, 2002, to consider and vote on:

1.	The election of directors to serve on the Board of Directors of Cal-Maine Foods, Inc. for the ensuing year.

2.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     August 22, 2002 has been fixed as the record date for determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

     The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS

/s/ Bobby J. Raines BOBBY J. RAINES SECRETARY

DATED: September 3, 2002

SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 3, 2002
OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

CAL-MAINE FOODS, INC.
3320 Woodrow Wilson Drive
Jackson, Mississippi 39209

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD OCTOBER 3, 2002

     The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Shareholders of Cal-Maine Foods, Inc. (the “Company”) to be held on October 3, 2002, at 2:00 p.m., Jackson time, at our headquarters, 3320 Woodrow Wilson Drive, Jackson, Mississippi. A copy of our annual report to shareholders for the fiscal year ended June 1, 2002, accompanies this proxy statement. Additional copies of the annual report, notice, proxy statement, and proxy card may be obtained from our Secretary, Bobby J. Raines, Post Office Box 2960, Jackson, Mississippi 39207. Our telephone number is 601/948-6813. The terms “we,” “us” and “our” used in this proxy statement mean the Company.

     Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.

     All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy material to their principals.

     This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about September 3, 2002. Shareholders of record at the close of business on August 22, 2002, are eligible to vote at the Annual Meeting. As of the record date, 10,564,388 shares of our Common Stock were outstanding, and 1,200,000 shares of the Company’s Class A Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A Common Stock is entitled to ten votes on each such matter. Both the shares of Common Stock and the shares of Class A Common Stock have the right of cumulative voting in the election of directors. Cumulative voting means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. To exercise cumulative voting rights by Proxy, a shareholder must clearly designate the number of votes to be cast for any given nominee.

     Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted

•	for election of the ten nominees to serve as directors of the Company.

     The election of directors requires a plurality of the votes cast. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     In accordance with our bylaws and Delaware law, the Board will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information as to the beneficial ownership of our Common Stock as of August 15, 2002, by:

•	each person known by us to beneficially own more than 5% of the class outstanding, and

•	each director, each nominee to serve as a director of the Company, each executive officer named in the Summary Compensation Table (see “Compensation of Executive Officers and Directors”) and by all directors and officers as a group.

	Common Stock and Class “A” Common Stock

	Number of Shares(1)			Percent of Class
						Percent of Total Voting
Name of Beneficial Owner(2)	Common		Class A	Common	Class A	Power (3)

Fred R. Adams, Jr.	4,480,357	(4)(5)	1,106,600	42.1	92.2	68.6
Cal-Maine Foods, Inc. Employee Stock Ownership Plan	3,123,759			29.3		13.8
Dimensional Fund Advisors	617,350			5.8		2.7
Richard K. Looper	154,913	(6)		1.5		*
Adolphus B. Baker	246,250	(7)	93,400	2.3	7.8	5.0
Bobby J. Raines	215,386	(8)		2.0		1.0
Jack B. Self	31,388	(9)				*
Joe M. Wyatt	157,539	(10)		1.5		*
Charles F. Collins	81,127	(11)		*		*
W. D. (Jack) Cox	7,200			*		*
R. Faser Triplett, M.D.	35,200			*		*
Letitia C. Hughes	1,525			*		*
All directors and executive	5,410,885		1,200,000	50.9	100%	76.9
officers as a group (ten persons) (12)

*	Less than 1%.

(1)	The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of, or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date, such as under our Stock Option Plans.

(2)	The address of each person, except W.D. Cox, R. Faser Triplett, M.D. and Letitia C. Hughes is Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive (Post Office Box 2960), Jackson, Mississippi 39207. Mr. Cox’s address is 1161 Oak River Road, Memphis, Tennessee 38120; Dr. Triplett’s address is 404 West Parkway, Ridgeland, Mississippi 39157; Ms. Hughes’ address is P.O. Box 291, Jackson, Mississippi 39205.

(3)	Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(4)	The number of shares shown in the table include 402,231 shares of Common Stock owned by Mr. Adams’ spouse. The Class A Common Stock is convertible on a share-for-share basis into shares of Common Stock.

(5)	Includes 260,166 shares accumulated under the Cal-Maine Foods, Inc. Employee Stock Ownership Plan (“ESOP”).

(6)	Includes 71,408 shares accumulated under ESOP and 12,608 shares owned by Mr. Looper’s spouse.

(7)	Includes 86,655 shares owned by Mr. Baker’s spouse separately and as custodian for their children as to which Mr. Baker disclaims any beneficial ownership and 32,299 shares accumulated under the ESOP.

(8)	Includes 9,175 shares accumulated under the ESOP and 5,000 shares owned by Mr. Raines’ spouse.

(9)	Includes 23,388 shares accumulated under the ESOP.

(10)	Includes 8,513 shares accumulated under the ESOP.

(11)	Includes 73,127 shares accumulated under the ESOP.

(12)	Includes shares as to which Messrs. Adams and Baker disclaim any beneficial ownership. See Notes (4) and (7) above.

     The shares of Common Stock accumulated in the ESOP, as indicated in Notes (5) through (11) above, also are included in the 3,063,767 shares shown in the table as owned by the ESOP.

     See table on Page 8 for details as to options granted to the named executive officers in fiscal 2002.

ELECTION OF DIRECTORS

     Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than fifteen. Pursuant to the bylaws, the Board of Directors has fixed the number of directors at ten. Unless otherwise specified, proxies will be voted FOR the election of the ten nominees named below to serve until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable or declines to serve as director (which is not anticipated), the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion. The directors recommend a vote FOR the ten nominees listed below. All nominees presently serve as directors of the Company.

Nominees for Director

The table below sets forth certain information regarding the nominees for election to the Board of Directors:

Name	Age	Tenure and Business Experience

Fred R. Adams, Jr. (1) (3) Chairman of the Board of Directors, Chief Executive Officer and Director	70	Fred R. Adams, Jr. has served as the Chief Executive Officer and director of the Company since its formation in 1969 and as the Chairman of its Board of Directors since 1982. He is a director and past chairman of National Egg Company, United Egg Producers, Mississippi Poultry Association, U.S. Egg Marketers, Inc., and Egg Clearinghouse, Inc. Mr. Adams is the father-in-law of Mr. Baker.

Richard K. Looper (1) Vice Chairman of the Board of Directors and Director	75	Richard K. Looper served as President and Chief Operating Officer of the Company from 1983 to January 1997. Previously, he had served as Executive Vice President of the Company since 1982 and was originally employed by the Company in 1974. Mr. Looper is a past chairman of the American Egg Board and U.S. Egg Marketers, Inc. He has served as a director of the Company since 1982.

Adolphus B. Baker (1) President, Chief Operating Officer and Director	45	Adolphus B. Baker was elected President and Chief Operating Officer in January 1997. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, he had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He has been a director of the Company since 1991. Mr. Baker is a member of the American Egg Board Executive Committee, Past Chairman of Mississippi Poultry Association, and is a past chairman of Egg Clearinghouse, Inc. Mr. Baker is a director of Trustmark National Bank of Jackson, Mississippi. Mr. Baker is Mr. Adams’ son-in-law.

Bobby J. Raines (1) Vice President, Chief Financial Officer, Treasurer, Secretary and Director	69	Bobby J. Raines has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since 1972. Previously, he had handled various operational responsibilities and has been employed by the Company since its formation in 1969. He has served as a director of the Company since 1982.

Jack B. Self, Vice President/Operations and Production and Director	72	Jack B. Self has been Vice President/Operations and Production of the Company since 1977. He has served as a director of the Company since 1983.

Joe M. Wyatt Vice President/Feed Mill Division and Director	63	Joe M. Wyatt has been Vice President/Feed Mill Division since 1977 and has been employed by the Company since its formation in 1969. He has served as a director of the Company since 1983.

Charles F. Collins Vice President, Controller and Director	58	Charles F. Collins has served as Vice President and Controller of the Company since 1978. He has served as a director of the Company since 1983. He has been employed by the Company since 1969.

W. D. (Jack) Cox (2) (3) Director	76	W.D. (Jack) Cox has served as a director of the Company since September 1996. Mr. Cox has been a consultant to various food companies and a major farm implement company since October 1990. Prior thereto, he served as Vice President for vegetable oil procurement at Kraft, Inc. (“Kraft”), and was a consultant to offshore and Canadian locations of Kraft’s facilities. In the early 1980s, Mr. Cox was Vice President for commodities and ingredients of Nabisco Brands, Inc. From 1970 to 1972 Mr. Cox was employed by the Company as Vice President for egg products.

R. Faser Triplett, M.D. (2)(3)	68	R. Faser Triplett, M.D., has served as a director of the Company since September 1996. Dr. Triplett is a retired physician and a Clinical Assistant Professor at the University of Mississippi School of Medicine. He is the majority owner of Avanti Travel, Inc.

Letitia C. Hughes(2)	50	Letitia C. Hughes was elected as a director of the Company in July of 2001. Since 1974 Ms. Hughes has been associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions. She is presently serving as Senior Vice-President, Manager, Private Banking.

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

     The Company’s executive officers serve as executive officers at the pleasure of the Board.

Board and Committee Meetings

     The Board of Directors of the Company held five meetings in fiscal year 2002. The Executive Committee of the Board consists of Messrs. Adams, Looper, Baker and Raines. The Board also has a Compensation Committee consisting of Messrs. Adams, Cox and Triplett, and an Audit Committee consisting of Messrs. Cox and Triplett and Ms. Hughes. The Board does not have a nominating committee or committee performing similar functions. This function is performed by the Executive Committee.

     The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of any agreement of merger or consolidation, the recommendation to stockholders of any disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. The Executive Committee acts on matters, within the scope of its authority, between meetings of the full Board. During the last fiscal year, no formal meetings of the Executive Committee were held, but the Committee, pursuant to Delaware law, took action by unanimous written consent on eleven occasions.

     The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options to the Company’s officers, employees and directors. The Compensation Committee met one time during fiscal 2002.

     The Audit Committee, which is composed of three independent directors, meets with management and the Company’s independent auditors to determine the adequacy of internal controls, to recommend auditors for the company and other financial reporting matters. The Audit Committee met four times during fiscal 2002.

     Each member of our Board of Directors attended 75% or more of the total meetings of the Board and all committees of the Board on which he or she served during fiscal 2002.

Report of the Audit Committee

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. A copy of the Charter of the Audit Committee was attached as Appendix A to our Proxy Statement for fiscal year 2001. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with Ernst & Young, LLP, independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

     The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four meetings during fiscal year 2002.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 1, 2002, for filing with the Securities and Exchange Commission.

W. D. (Jack) Cox, Audit Committee Member
Letitia C. Hughes, Audit Committee — Chairperson
R. Faser Triplett, M.D., Audit Committee Member

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, such as the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the fiscal year ended June 1, 2002, all Section 16(a) reports applicable to its directors and executive officers were timely filed.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal year ended June 1, 2002, by (i) our chief executive officer and (ii) our four other most highly compensated executive officers who were serving as executive officers at the end of that year.

SUMMARY COMPENSATION TABLE

Name and				LTIP		All Other
Principal Position	Year	Salary	Bonus(1)	Payouts	SAR	Compensation(2)

Fred R. Adams, Jr., Chairman of the Board and Chief Executive Officer	2002	$257,700	$270,000	None	-0-	$83,797
	2001	$257,738	$250,000	None	-0-	$83,797
	2000	$256,304	$269,231	None	-0-	$82,820
Richard K. Looper — Vice Chairman of The Board of Directors	2002	$84,396	$113,563	$25,000 (3)	-0-	$1,246
	2001	$125,858	$110,000	$50,000	$33,920	$1,215
	2000	$141,477	$172,944	$50,000	-0-	$1,246
Adolphus B. Baker — President, Chief Operating Officer and Director	2002	$159,942	$140,000	None	-0-	$710
	2001	$148,642	$140,000	None	$33,920	$710
	2000	$138,634	$125,000	None	-0-	$710
Bobby J. Raines — Vice President, Chief Financial Officer, Treasurer and Secretary	2002	$158,296	$142,500	(4)	-0-	$977
	2001	$160,728	$140,000		$33,920	$977
	2000	$149,718	$112,500		-0-	$977
Joe M. Wyatt — Vice President/Operations and Feed Mills	2002	$105,684	$73,084	(4)	-0-	$730
	2001	$100,853	$73,084		-0-	$730
	2000	$106,346	$83,560		-0-	$730

(1)	Bonuses are determined annually by the Compensation Committee of the Board of Directors on a discretionary basis based on the results of our operations and the Committee’s evaluation of the executive officer’s contribution to such performance, except that Mr. Wyatt’s bonus is determined pursuant to a formula.

(2)	The amounts shown represent premiums paid under separate life insurance policies purchased by us for each person named in the table. The policy on Mr. Adams’ life is owned by an Adams family inter vivos trust, and the beneficiaries are Mr. Adams’ four daughters and their descendants. Messrs. Baker, Wyatt, Looper and Raines are the owners of their respective policies, and members of their families are the beneficiaries. The Company is not a beneficiary under any of such policies and will not receive any portion of the proceeds paid thereunder upon the death of any of the insureds. In addition, we made contributions to the account of each named executive maintained under an ESOP Plan. See “Employee Stock Ownership Plan” below.

(3)	Paid pursuant to Mr. Looper’s incentive compensation agreement with us. See “Long Term Incentive Plans,” below.

(4)	Mr. Raines and Mr. Wyatt earn compensation payable in the future pursuant to long term incentive plans. See “Long Term Incentive Plans” below.

Fiscal Year End Option Value Table

     As of June 1, 2002 none of the executive officers named in the Summary Compensation Table held any unexercised options under our 1993 Stock Option Plan.

Options Granted For the Fiscal Year Ending June 1, 2002

     For the fiscal year ending June 1, 2002 no options were granted to any of the officers named in the Summary Compensation Table.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.

The following table summarizes options and SARs exercised during Fiscal 2002 and presents the value of unexercised options and SARs held by the named executives at fiscal year-end under our 1999 Stock Option Plan:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Number of		Options/SARs	Options/SARs at
	Securities Underlying		At Fiscal Year-End (#)	Fiscal Year-End ($)
	Options/SARs		Exercisable (E)/	Exercisable (E)/
Name	Exercised	$ Value Realized	Unexercisable (U)	Unexercisable (U)

Fred Adams	-0-	-0-	-0-	-0-
R. K. Looper	-0-	-0-	8,000 E/8,000 E 24,000 U/24,000 U	4,720E/4,720E 14,160 U/14,160 U
Adolphus Baker	-0-	-0-	8,000 E/8,000 E 24,000 U/24,000 U	4,720 E/4,720 E 14,160 U/14,160 U
B. J. Raines	-0-	-0-	8,000 E/8,000 E 24,000 U/24,000 U	4,720 E/4,720 E 14,160 U/14,160 U
Joe M. Wyatt	-0-	-0-	8,000 E/8,000 E 12,000 U/12,000 U	4,720 E/4,720 E 7,080 U/7,080 U

Equity Compensation Plan Information

			Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
Plan Category	of outstanding options	outstanding options	equity compensation plans

Equity compensation plans approved by security holders	481,000	$3.10	272,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	481,000	$3.10	272,000

Employee Stock Ownership Plan

     We maintain a payroll-based Employee Stock Ownership Plan. Pursuant to the ESOP, originally established in 1976, all persons employed by us over age 21 with one or more years of service, participate. Its assets, which currently consist primarily of Common Stock of the Company, are managed by a trustee designated by the Board. Contributions by us may be made in cash or shares of Common Stock, as determined by the Board of Directors. Employee contributions are not permitted. Company contributions generally may not exceed 15% of the aggregate annual compensation of participating employees. Contributions are allocated to the accounts of participating employees in the proportion which each employee’s compensation for the year bears to the total compensation (up to $150,000 per employee) of all participating employees subsequent to January 1, 2002. Company contributions vest immediately upon the commencement of an employee’s participation in the ESOP.

     Shares of Common Stock held in an employee’s account are voted by the ESOP trustee in accordance with the employee’s instructions. An employee or his or her beneficiary is entitled to distribution of the balance of his or her account upon termination of employment. Our contributions to the ESOP amounted to approximately $1,054,900 in calendar year 2001. For calendar year 2001, our contributions to the ESOP on behalf of each of the executive officers named in the Summary Compensation Table were: Fred R. Adams, Jr. — $5,149, Richard K. Looper $5,149, Adolphus B. Baker — $5,149, Bobby J. Raines — $5,149, and Joe M. Wyatt — $5,149.

1999 Stock Option Plan

     Our 1999 Stock Option Plan was adopted on April 15, 1999, and approved by the shareholders on October 11, 1999. Under the 1999 Plan, a total of 500,000 shares of Common Stock were reserved for issuance upon the exercise of options that could be granted under the 1999 Plan. Options were awarded by the Board of Directors and can be either incentive stock options (“ISOs”) to satisfy the requirements of ss. 422 of the Internal Revenue Code (the “Code”), or non-statutory options (“NSOs”) which are not intended to satisfy such requirements.

     Under the 1999 Plan, the exercise price per share for any option granted may not be less than 100% of the fair market value of the common stock on the date of the grant. The number and kind of shares subject to an option and the option exercise price may be adjusted in certain circumstances to prevent dilution. The method of payment of an option exercise price will be as determined by the Board of Directors and as is set forth in the individual stock option agreements.

     The options presently outstanding, all of which are held by employees, including executive officers and executive officers who are also directors, are for a total of 500,000 shares granted on December 13, 1999, at an exercise price of $3.00 per share and must be exercised no later than ten years after grant. Shares subject to the 1999 Plan have been registered under the Securities Act of 1933.

Savings and Retirement Plan

     Since 1985, we have maintained a defined contribution savings and retirement plan (the “Retirement Plan”), which is designed to qualify under Sections 401 (a) and 401 (k) of the Code. An employee is eligible to participate in the Retirement Plan on or after having attained age 21 and after one year of service. The Retirement Plan is administered by us and permits covered employees to contribute up to the maximum allowed by the IRS regulations. Highly compensated employees may be subject to further limitations on the amount of their maximum contribution. We may make discretionary contributions matching each employee’s pre-tax contributions. At the present time, we do not make discretionary contributions. The Retirement Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.

     Participating employees are at all times 100% vested in their account balances under the Retirement Plan. Benefits are paid at the time of a participant’s death, retirement, disability, termination of employment, and, under limited circumstances, may be withdrawn prior to the employee’s termination of service. Contributions are not taxable to employees until such funds are distributed to them.

Employment Agreements

     We have entered into certain incentive compensation continuation agreements with Richard K. Looper, Bobby J. Raines and Joe M. Wyatt. Pursuant to the agreements, each executive officer may earn up to ten years of compensation payments if he remains with us until age 65. If the officer’s employment ends before his 65th birthday, he would be entitled to fewer years of incentive compensation payments, depending on the length of time served as an officer. The incentive compensation payments are made monthly, beginning immediately after the officer’s 65th birthday, at the annual rate of $50,000 per year for Messrs. Looper and Raines and $20,000 per year for Mr. Wyatt. The Agreements provide that once payments begin or have been earned, any remaining payments will continue to be made to the officer’s estate after his death.

     Mr. Looper had earned ten years of incentive compensation payments under his agreement. Mr. Looper began receiving his payments on December 1, 1991 and payments ceased on November 1, 2001. Mr. Raines has earned fourteen years and will earn an additional year for each year worked thereafter until his retirement. Mr. Wyatt has earned nine years and will earn an additional year up to a total of ten years for each year worked hereafter until his 65th birthday.

Director Compensation

     The Company’s non-employee directors are each entitled to receive $10,000 annually as compensation for their services as a director and have been granted options to purchase Common Stock under the 1993 Plan and may be granted options under the 1999 Plan. Options to purchase 12,000 shares of Common Stock at a price of $4.33 per share were granted on October 15, 1996 to each of W. D. (Jack) Cox and R. Faser Triplett, the then non-employee directors of the Company. All options expire ten years after grant. Directors also may be compensated for any services performed in addition to their normal duties as a director of the Company. Employee-directors receive no additional compensation for their services as directors of the Company. For services rendered during fiscal year 2001 relative to the Company’s then contemplated “going private” transaction, Messrs. Cox and Triplett and Ms. Hughes each received an additional payment of $10,000.

Compensation Committee Interlocks and Insider Participation

     In October 1996, the Board of Directors established a Compensation Committee. As indicated above, the members of the Committee are Fred R. Adams, Jr., Chairman of the Board of Directors and Chief Executive Officer, and W.D. (Jack) Cox and R. Faser Triplett, independent directors of the Company. Only Mr. Adams is an employee of the Company.

     From 1970 to 1972, Mr. Cox was employed by the Company as Vice President for egg products.

Report of Compensation Committee

     The compensation of the officers of the Company is determined by the Compensation Committee in consultation with the Executive Committee of the Board of Directors. The Compensation Committee consists of Messrs. Cox, Triplett and Adams, while the Executive Committee consists of Messrs. Adams, Looper, Baker and Raines.

     The compensation of all officers consists of two components, a base salary and a bonus. The bonus which may be received by officers, other than members of the Executive Committee, is determined by a formula set forth in the Company’s Bonus Program. The maximum bonus which an officer is entitled to receive is computed by taking his salary on the first day of the then fiscal year, adding his bonus from the previous year, and dividing by 2. This is the theoretical maximum that an officer may receive.

     Other than officers who are members of the Executive Committee, of the maximum bonus payable, 50% of that bonus is predicated on the officer’s individual performance and 50% is predicated on the profitability of the Company. If the Company achieves a pre-tax profit equal to 5 cents per dozen eggs produced by the Company, the officer will receive the entire profitability component of his bonus. If the Company achieves profitability at a pre-tax level less than 5 cents per dozen eggs produced, the profitability component of the bonus will be reduced proportionately. For example, if the Company earned a pre-tax profit of 2.5 cents per dozen eggs produced, the officer would be entitled to receive only one-half of the profitability component of his bonus.

     The performance component of his bonus is determined by the Compensation Committee upon recommendation by the Executive Committee. The Executive Committee evaluates the respective responsibilities and performance of each officer, and based on their evaluation of that officer’s performance, a recommendation as to what percentage of his performance component should be given is given to the Compensation Committee. An officer’s total bonus is the sum of the profitability component and the bonus component.

     Officers who are members of the Executive Committee are not eligible to participate in the established bonus program. While members of the Executive Committee also receive a base salary and are eligible to receive a bonus in addition to their salary, the amount of their bonus, if any, is determined exclusively by the Compensation Committee. In determining the bonus, if any, to be paid to members of the Executive Committee, the Compensation Committee takes into consideration the performance of the Company, its profitability, and the individual contributions of the members of the Executive Committee. No formula is utilized in computing such bonuses.

     The base compensation and bonuses available to all officers is intended by the Company to place the Company generally in the center of the compensation range paid to comparable employees in similar industries, with particular emphasis upon commodity-based companies such as egg producers, marketers, poultry producers, processors and distributors.

     A significant number of businesses in the industry of the Company are privately held and, therefore, compensation information is not readily available. However, the general ranges of compensation within such industries are generally well known within the industries, and the Compensation Committee believes that the salaries and bonuses paid to the Company officers fall within the middle of the range being paid. It is the philosophy of the Company neither to pay the highest nor the lowest salaries or bonuses.

     In evaluating the performance of the members of the Executive Committee, the Compensation Committee recognizes that the results of Company operation are significantly determined by factors over which management has little or no control, such as egg prices and the cost of feed ingredients. As a result, the compensation paid to officers serving as members of the Executive Committee is almost entirely subjective.

Fred R. Adams, Jr.
R. Faser Triplett, M.D.
W. D. Cox

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CAL-MAINE FOODS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ NON-FINANCIAL INDEX

	5/97	8/97	11/97	2/98	5/98	8/98	11/98	2/99

CAL-MAINE FOODS, INC.	100.00	100.00	92.59	94.58	79.40	68.84	75.50	78.49
NASDAQ STOCK MARKET (U.S.)	100.00	113.77	114.83	127.33	126.81	107.49	140.77	165.84
NASDAQ NON-FINANCIAL	100.00	113.42	112.37	124.88	124.21	105.25	139.84	167.01

* $100 invested on 5/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

INDEPENDENT AUDITORS

     The firm of Ernst & Young, LLP has served as our independent auditor since fiscal year 1989. While no dispute or disagreement exists with Ernst & Young, the Audit Committee of the Board of Directors has elected to receive proposals from qualified accounting firms to serve as independent auditors for fiscal year 2003. The Board believes it is in the best interest of the Company and its shareholders to consider different firms from time to time. Representatives of Ernst & Young, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

     The fee paid to Ernst & Young for audit services for fiscal year 2002 and the review of Quarterly Reports on Form 10-Q for the year was $75,500. For all other fees for nonaudit services Ernst & Young was paid $113,100 for the period. The Audit Committee determined that the proration of their fee for nonaudit services is compatible with maintaining Ernst & Young’s independence.

SHAREHOLDER PROPOSALS

     Shareholder proposals must be received in writing by the Company no later than May 6, 2003, which is 120 days prior to the date on which we plan to mail proxy materials relating to that meeting to be considered for inclusion in the Company’s proxy materials for the 2003 Annual Meeting. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary. No shareholder proposals were received for inclusion in the proxy materials for the 2002 meeting.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.

     Holders of Common Stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

By order of the Board of Directors,

/s/ Bobby J. Raines Bobby J. Raines Secretary

Jackson, Mississippi
September 3, 2002

PROXY
CAL-MAINE FOODS, INC.
THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

    The undersigned hereby appoints Fred R. Adams, Jr. and Bobby J. Raines, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held of record by the undersigned on August 22, 2002, at the Annual Meeting of Stockholders of the Company, to be held on October 3, 2002, and at any adjournments thereof, with all powers the undersigned would possess if personally present.

1.   Election of Directors (Check only one box below. To withhold authority for any individual nominee, strike through the name of nominee.)

☐	To vote for all the nominees listed below:
Fred R. Adams, Jr., Richard K. Looper, Adolphus B. Baker, Bobby J. Raines, Jack B. Self, Joe M. Wyatt, Charles F. Collins, W. D. (Jack) Cox, Faser Triplett, M.D. and Letitia C. Hughes.
OR
☐	To withhold authority to vote for all nominees listed above.
OR
☐	To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.
☐ Fred R. Adams, Jr.	☐ Joe M. Wyatt
☐ Richard K. Looper	☐ Charles F. Collins
☐ Adolphus B. Baker	☐ W. D. (Jack) Cox
☐ Bobby J. Raines	☐ R. Faser Triplett, M.D.
☐ Jack B. Self	☐ Letitia C. Hughes

Please refer to the Proxy Statement for a discussion of cumulative voting.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion.

    When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

Signature

Signature if held jointly

, 2002
1. Sign your name exactly as it appears on the label.
2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3. If a corporation, please sign in full corporate name by president or other authorized officer.
4. If a partnership, please sign in partnership name by authorized person.
5. When shares are held jointly, both stockholders must sign this proxy.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED

POSTAGE-PAID ENVELOPE.

PROXY
CAL-MAINE FOODS, INC.
THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

    The undersigned hereby directs the Trustee of the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to vote all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held for the account of the undersigned in the Plan on August 22, 2002, at the Annual Meeting of the shareholders of the Company, to be held on October 3, 2002, and at any adjournments thereof as follows:

1.   Election of Directors (Check only one box below. To withhold authority for any individual nominee, strike through the name of nominee.)

☐	To vote for all the nominees listed below:
Fred R. Adams, Jr., Richard K. Looper, Adolphus B. Baker, Bobby J. Raines, Jack B. Self, Joe M. Wyatt, Charles F. Collins, W.D. (Jack) Cox, R. Faser Triplett, M.D., and Letitia C. Hughes.
OR
☐	To withhold authority to vote for all nominees listed above.
OR
☐	To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.
☐ Fred R. Adams, Jr.	☐ Joe M. Wyatt
☐ Richard K. Looper	☐ Charles F. Collins
☐ Adolphus B. Baker	☐ W.D. (Jack) Cox
☐ Bobby J. Raines	☐ R. Faser Triplett, M.D.
☐ Jack B. Self	☐ Letitia C. Hughes

Please refer to the Proxy Statement for a discussion of cumulative voting.

2.	The Trustee is authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the Trustee may vote for any person for director in their discretion.

    When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

Signature

Signature if held jointly

, 2002
1. Sign your name exactly as it appears on the label.
2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3. If a corporation, please sign in full corporate name by president or other authorized officer.
4. If a partnership, please sign in partnership name by authorized person.
5. When shares are held jointly, both stockholders must sign this proxy.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED

POSTAGE-PAID ENVELOPE.